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                                                                  EXHIBIT 3.1(C)

                            ARTICLES OF INCORPORATION
                                       OF
                                  AG 1970, INC.

                                      Name

                  One: The name of the corporation is:

                                  AG 1970, Inc.

                                     Purpose

                  Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                Agent for Service

                  Three: The name and address of the corporation's initial agent for service of process is Alan B. Sellers, 10900 Wilshire Blvd., 16th Floor, Los Angeles, California 90024.


                                Authorized Shares

                  Four: The total number of shares which the corporation is authorized to issue is One Thousand (1,000).


                                         /s/ Carol L. Brown
                                         ---------------------------------------
                                         Carol L. Brown


                  The undersigned declares that the undersigned has executed these Articles of Incorporation and that this instrument is the act and deed of the undersigned.

Date:
September 25, 1987


                                         /s/ Carol L. Brown
                                         ---------------------------------------
                                         Carol L. Brown

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  AG 1970, INC.
                            a California Corporation

                                 --------------

                  ROBERT W. FISHER and EFFIE F. ANASTASSIOU certify that:

                  1. They are the President and Assistant Secretary, respectively, of AG 1970, Inc., a California corporation.

                  2. Article Five of the Articles of Incorporation of this corporation is added as follows:

                  "Five. This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

                  3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The numbers of shares voting in favor of the amendment equalled or exceed the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                  Dated as of the 13th day of December, 1989.


                                             /s/ Robert W. Fisher
                                             -----------------------------------
                                             Robert W. Fisher


                                             /s/ Effie F. Anastassiou
                                             -----------------------------------
                                             Effie F. Anastassiou